Exhibit 5.2

McCarthy Tétrault LLP Box 48, Suite 5300 Toronto Dominion Bank Tower Toronto ON M5K 1E6 Canada Tel: 416-362-1812 Fax: 416-868-0673

December 20, 2024

The Toronto-Dominion Bank

TD Bank Tower

PO Box 1

Toronto-Dominion Centre

Toronto, ON M5K 1A2

Dear Sirs/Mesdames:

Re:	The Toronto-Dominion Bank
Registration Statement on Form F-3

We have acted as Ontario counsel to The Toronto-Dominion Bank (“TD”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of TD’s Registration Statement on Form F-3 dated December 20, 2024 (the “Registration Statement”), relating to offers and sales of certain securities of TD, as described below.

The securities of TD to be qualified under the Registration Statement consist of (i) senior debt securities (the “Senior Debt Securities”) to be issued pursuant to an indenture (the “Senior Indenture”) between TD and The Bank of New York Mellon (as successor in interest to The Bank of New York), as Trustee, dated June 30, 2006, as supplemented by a first supplemental indenture dated September 24, 2018 between TD and The Bank of New York Mellon, as Trustee, (ii) subordinated debt securities (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to an indenture (the “Subordinated Indenture” and collectively with the Senior Indenture, the “Indentures”) between TD, Computershare Trust Company, National Association and Computershare Trust Company of Canada dated September 15, 2016, as supplemented by a first supplemental indenture dated September 15, 2016 between TD, Computershare Trust Company, National Association and Computershare Trust Company of Canada, (iii) class A first preferred shares (the “Preferred Shares”), (iv) common shares (the “Common Shares”), (v) warrants to purchase Preferred Shares (the “Equity Warrants”), (vi) structured warrants (the “Structured Warrants”) to be issued pursuant to a warrant agreement dated June 17, 2020 between TD and The Bank of New York Mellon (the “Warrant Agreement”), (vii) subscription receipts (the “Subscription Receipts”) and (viii) units consisting of any combination of such securities (the “Units” and collectively with the Senior Debt Securities, the Subordinated Debt Securities, the Preferred Shares, the Common Shares, the Equity Warrants, the Structured Warrants and the Subscription Receipts, the “Securities”).

For the purposes of this opinion, we have examined such statutes, public and corporate records, opinions, certificates and other documents, and considered such questions of law, as we have considered relevant and necessary as a basis for the opinions hereinafter set forth. We have examined originals or copies, certified or identified to our satisfaction, of the by-laws of TD, certificates of officers of TD as to certain matters of fact, the Senior Indenture, the Subordinated Indenture, the Warrant Agreement, the Registration Statement and the prospectus of the Bank included in the Registration Statement (the “Prospectus”).

In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies or facsimiles. We have relied exclusively on the certificates referred to above with respect to the accuracy of the factual matters contained therein and have not performed any independent check or verification of such factual matters.

The opinions expressed herein are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.	TD is validly existing as a bank under the Bank Act (Canada) and has the corporate power to create, issue and sell the Securities.

2.

When the creation of the Preferred Shares, Common Shares, Equity Warrants, Subscription Receipts or Units (collectively the “Equity Securities”) has been duly authorized by TD and when the terms of particular Equity Securities have been duly authorized by all necessary corporate action in accordance with the terms of any applicable agreements governing the terms thereof, and when such Equity Securities and any agreements governing the terms thereof have been duly executed and such Equity Securities have been issued and delivered against payment therefor as contemplated in the Registration Statement and the Prospectus and any applicable agreement of purchase and sale, such Equity Securities will be validly issued, any such Preferred Shares and Common Shares will be fully paid and non-assessable and any such Warrants, Subscription Receipts and Units will represent valid and binding obligations of TD.

3.

When the creation of the Debt Securities has been duly authorized by TD and when the terms of particular Debt Securities have been duly authorized by all necessary corporate action in conformity with the Senior Indenture or the Subordinated Indenture, as applicable, and when such Debt Securities have been duly executed, authenticated and issued in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor as contemplated in the Registration Statement and the Prospectus and any applicable agreement of purchase and sale, such Debt Securities will be validly issued.

4.

When the creation of the Structured Warrants has been duly authorized by TD and when the terms of particular Structured Warrants have been duly authorized by all necessary corporate action in accordance with the terms of the Warrant Agreement, and when such Structured Warrants and the Warrant Agreement have been duly executed and such Structured Warrants have been issued and delivered against payment therefor as contemplated in the Registration Statement and the Prospectus and any applicable agreement of purchase and sale, such Structured Warrants will be validly issued.

5.

The statements in the Registration Statement under the heading “Canadian Taxation”, insofar as such statements constitute a summary of the Canadian federal income tax laws referred to therein, are a fair and accurate summary of such laws in all material respects, subject to the assumptions, limitations and qualifications stated or referred to in such Registration Statement.

Our opinion in paragraph 3 above as to the enforceability of the Indentures is subject to the qualifications that:

(i)

the enforceability thereof is subject to applicable bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other laws of general application limiting the enforcement of creditors’ rights generally and to general principles of equity, including that specific performance, injunctive relief and other equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(ii)	the Currency Act (Canada), in effect, precludes a court in Canada from giving judgment in any currency other than lawful money of Canada; and

(iii)

the enforceability thereof is subject to the Limitations Act, 2002 (Ontario) and we express no opinion whether a court might find any provision in the Indentures to be unenforceable as an attempt to vary, suspend or exclude the ultimate limitation period under that Act.

If a pricing supplement relating to the offer and sale of any particular securities issuable under the Senior Indenture (the “Notes”) is prepared and filed by TD with the Commission on a future date and the pricing supplement contains a reference to this firm and our opinion substantially in the form set forth below, the consent set forth below shall apply to the reference to us and our opinion in substantially the following form:

In the opinion of McCarthy Tétrault LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the Notes, the Notes will have been validly executed and issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the Indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the Senior Indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20, 2024, which has been filed as Exhibit 5.2 to the Registration Statement on Form F-3 filed by TD on December 20, 2024.

If a pricing supplement relating to the offer and sale of any issuance of Structured Warrants is prepared and filed by TD with the Commission on a future date and the pricing supplement contains a reference to this firm and our opinion substantially in the form set forth below, the consent set forth below shall apply to the reference to us and our opinion in substantially the following form:

In the opinion of McCarthy Tétrault LLP, the issue and sale of the Structured Warrants has been duly authorized by all necessary corporate action on the part of TD, and when the Structured Warrants have been executed and issued by TD and countersigned by the warrant agent pursuant to the warrant agreement and delivered, paid for and sold as contemplated herein, the Structured Warrants will, to the extent validity of the Structured Warrants is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, be valid obligations of TD, subject to the following limitations: (i) the enforceability of the Warrant Agreement is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the Warrant Agreement is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the Warrant Agreement will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Warrant Agreement to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the Warrant Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the warrant agent, enforceable against the warrant agent in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20, 2024, which has been filed as Exhibit 5.2 to the Registration Statement on Form F-3 filed by TD on December 20, 2024.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as it may be amended from time to time) and to the reference to our firm name under the headings “Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others” and “Legal Matters” in the Registration Statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purposes of any part of the Registration Statement (as it may be amended from time to time), including this exhibit.

Yours very truly

/s/ McCarthy Tétrault LLP